UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2004

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 West Main Street Dothan, Alabama		36301
(Address of principal executive offices)		(Zip Code)

(334) 677-2108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 29, 2004, we amended our credit agreement with SouthTrust Bank primarily to extend the maturity date from July 4, 2005 to July 3, 2006 and to increase the borrowing capacity of the credit facility from $65 million to $75 million.  The amendment is filed as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c) The following exhibit is filed as part of this report:

10.1  Fifth Amendment to Credit Agreement between Movie Gallery, Inc. and SouthTrust Bank, dated September 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: October 12, 2004

	BY:	/s/ Ivy M. Jernigan
Ivy M. Jernigan
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.1	Fifth Amendment to Credit Agreement between Movie Gallery, Inc. and SouthTrust Bank, dated September 29, 2004